Exhibit 10(j)

                        CREDIT AGREEMENT


         AGREEMENT dated as of June 6, 1996 between NEW JERSEY
STEEL CORPORATION, a Delaware corporation ("Borrower") and VON
ROLL HOLDING AG, a Swiss corporation ("Lender").


                            ARTICLE I
                           DEFINITIONS

         SECTION 1.01. Definitions. Terms which are defined in the Loan Agreement (as defined below) when used, but not defined, herein have the meanings assigned in the Loan
Agreement. The following additional terms, as used herein, have the following meanings:

         "Assignment of Leases" means the Assignment of Leases dated June 6, 1996 from the Borrower to the Lender.

         "Bank" means Midlantic Bank, National Association in its capacity as lender under the Loan Agreement, and any successors thereto or assignees thereof in such capacity.

         "Business Day" means any day on which the Bank and banks in Switzerland are open for business generally.

         "Collateral Documents" means the Security Agreement, the Mortgage and the Assignment of Leases.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

         "Event of Default" has the meaning set forth in Section
5.01.

         "Intercreditor Agreement" means the Subordination and Intercreditor Agreement dated as of June 6, 1996 by and among the Lender, the Borrower and the Bank.

         "Loan" means any loan made pursuant to Section 2.01.

         "Loan Agreement" means the Amended and Restated Loan and Security Agreement dated as of June 6, 1996 between the Bank and the Borrower.

         "Loan Commitment" means initially $15,000,000, which amount is subject to reduction as provided in Section 2.06.

         "Mortgage" means the mortgage dated June 6, 1996 from the Borrower to the Lender.

         "Note" means the subordinated promissory note of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans.

         "Payment Date" means so long as the Intercreditor Agreement is in effect, the eleventh day of each 15-day period referred to in Subsection (X) of clause (b) of Section 3.2(iii) of the Intercreditor Agreement, and if the Intercreditor Agreement shall not be in effect, the last day of November, February, May and August.

         "Security Agreement" means the Security Agreement of even date herewith between the Borrower and the Lender.

         "Termination Date" means May 1, 1998.


                           ARTICLE II
                           THE CREDITS

         SECTION 2.01. The Loans. From time to time prior to the Termination Date, the Lender agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower from time to time amounts not to exceed in the aggregate at any one time outstanding the amount of the Loan Commitment. Each borrowing under this Section shall be in an aggregate principal amount of $500,000 or any integral multiple of $500,000 (except that any such borrowing may be in the aggregate amount of the unused Loan Commitment). Within the foregoing limits, the Borrower may borrow and reborrow under this Section at any time prior to the Termination Date, and, to the extent not prohibited by Section 2.08(b), prepay any Loan.

         SECTION 2.02. Method of Borrowing. (a) The Borrower shall give the Lender a notice of the date of each borrowing proposed to be made hereunder, specifying the amount of such borrowing and the date on which such borrowing is to be made, which date shall be a Business Day and shall be at least three and no more than seven days following the giving of such notice.

              (b)  Unless the Lender determines that any
applicable condition specified in Article III has not been satisfied, the Lender shall make the amount of the Loan specified in Borrower's aforesaid notice available for Borrower at its account maintained at the Bank.

         SECTION 2.03.  Note.  (a) The Loans shall be evidenced
by a single Note payable to the order of the Lender.

              (b) The Lender shall record in its records the date and amount of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if it so elects in connection with any transfer or enforcement of the Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Note. The Lender is hereby irrevocably authorized by the Borrower so to endorse the Note and to attach to and make a part of the Note a continuation of any such schedule as and when required.

         SECTION 2.04.  Maturity of Loans.  All outstanding
Loans hereunder shall mature, and the principal amount thereof shall, subject to the terms and conditions of the Intercreditor
Agreement, be due and payable, on the Termination Date.

         SECTION 2.05. Interest Rates. Each Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a fluctuating interest rate per annum equal at all times to one percent (1%) above the Bank's Prime Rate in effect from time to time, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Prime Rate, without notice to the Borrower. Any overdue principal of or interest on any Loan shall bear daily interest at a rate per annum equal to the sum of 2% plus the daily rate otherwise applicable to the Loans. Subject to the terms and conditions of the Intercreditor Agreement, all such interest shall be payable quarterly on the last day of August, November, February and May commencing August 31, 1996 and on each other date on which payment shall be required by any other provision of this Agreement.

         SECTION 2.06.  Mandatory Termination or Reduction of
Commitment, Mandatory Prepayment of Loans.  (a) The Loan
Commitment shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

              (b) The Loan Commitment shall be permanently and automatically reduced upon any sale, lease, assignment or other transfer of the Keasbey Property by an amount equal to 50% of the Net Proceeds of such transfer.

              (c) On any day on which the Loan Commitment is reduced pursuant to this Section, the Borrower shall, subject to the terms and conditions of the Intercreditor Agreement, repay such principal amount of the outstanding Loans as may be necessary so that after such repayment the aggregate unpaid principal amount of the Loans does not exceed the amount of the Loan Commitment after giving effect to such reduction. In the event that by reason of Section 3.2(iii) of the Intercreditor Agreement, payment of the entire amount called for by this
Section 2.06(b) is restricted, the Borrower shall pay such of the amount as is not restricted by Section 3.2(iii) of the Intercreditor Agreement and shall pay the balance, or so much thereof as is not restricted by Section 3.2(iii) of the Intercreditor Agreement on each successive Payment Date until the entire principal amount of Loans required to be paid by this
Section 2.06(c) shall be paid in full. Any payment of principal pursuant to this Section 2.06(c) shall be accompanied by payment of accrued interest on the principal so paid and any payment pursuant to this Section 2.06(c) shall be applied first to such interest and then to principal.

              (d) On each Payment Date the Borrower shall repay such principal amount (together with accrued interest thereon) of Loans as shall be permitted by Section 3.2(iii) of the Intercreditor Agreement.

         SECTION 2.07. Optional Prepayments. The Borrower may, on any Business Day, prepay on such Business Day any Loan in whole at any time, or from time to time in part in an amount of not less than $500,000 or any integral multiple thereof by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

         SECTION 2.08.  General Provisions as to Payments.
(a) The Borrower shall, subject to the terms and conditions of the Intercreditor Agreement, make each payment of principal of, and interest on, the Loans on the date when due, to the Lender at its address for such purpose furnished to the Borrower from time to time. Whenever any payment of principal of, or interest on, any Loan shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

              (b) Any other provision of this Agreement to the contrary notwithstanding, the Borrower shall not make and shall not be required to make any payment of principal or interest on any Loan hereunder if the making of the same would violate
Section 3.2(iii) of the Intercreditor Agreement, and the failure of the Borrower to make any such payment so long as the making of the same would constitute such a violation of the Intercreditor Agreement shall not constitute a Default or Event of Default hereunder. Any payment required to be made hereunder but for this Section 2.08(b) shall be made to the fullest extent possible without violating Section 3.2(iii) of the Intercreditor Agreement on each succeeding Payment Date following the original due date of such payment.

         SECTION 2.09.  Computation of Interest and Fees.
Interest based shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.10.  Maximum Interest Rate.  (a) Nothing
contained in this Agreement or the Note shall require the Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law.

              (b) If the amount of interest payable for the account of the Lender on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to Section 2.05, would exceed the maximum amount permitted by applicable law to be charged by the Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.

              (c) If the amount of interest payable for the account of the Lender in respect of any interest computation period is reduced pursuant to clause (b) of this Section and the amount of interest payable for its account in respect of any subsequent interest computation period, computed pursuant to
Section 2.05, would be less than the maximum amount permitted by applicable law to be charged by the Lender, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of the Lender has been increased pursuant to this clause (c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to clause (b) of this Section.

         SECTION 2.11.  Prior Advances.  The Borrower
acknowledges receipt from the Lender on April 10, 1996 of $8,000,000, on May 17, 1996 of $2,000,000 and on May 22, 1996 of
$1,000,000 advanced by the Lender to the Borrower in anticipation of this Agreement. It is agreed between the Lender and the Borrower that such advances constitute Loans hereunder bearing interest at the rate provided herein from the respective dates of said advances and entitled to all of the benefits of this Agreement and the agreements of the Borrower entered into pursuant to this Agreement.


                           ARTICLE III
                           CONDITIONS

         SECTION 3.01.  Effectiveness.  This Agreement shall
become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 7.04):

         (a) execution and delivery of this Agreement by the Lender and the Borrower;

         (b) receipt by the Lender of (i) a counterpart of the Security Agreement dated the date hereof and duly executed by the Borrower, and (ii) all other documents and certificates to be delivered pursuant to the foregoing on the Effective Date (including appropriately completed and duly executed Uniform
    Commercial Code financing statements required thereby);

         (c)  receipt by the Lender of counterparts
    executed by the Borrower of the Mortgage and the Assignment of Leases and of evidence satisfactory to the Lender that arrangements satisfactory to it shall have been made for recording the Mortgage and the Assignment of Leases and filing the Uniform Commercial
    Code financing statements referred to in paragraph (b) above on or promptly after the Effective Date;

         (d)  receipt by the Lender of evidence
    satisfactory to the Lender that the Loan Agreement and the other agreements between the Borrower and the Bank contemplated thereby are in effect.

         SECTION 3.02.  Loan Events.  The obligation of the
Lender to make any Loan is subject to the satisfaction of the following conditions:

         (a) receipt by the Lender of a notice as required by Section 2.02;

         (b) the fact that, after giving effect to such Loan the aggregate principal amount of all outstanding
    Loans shall not exceed the Loan Commitment;

         (c) the fact that, at the time of the making of such Loan and immediately thereafter, no Default shall have occurred and be continuing;

         (d) the fact that the Loan Agreement shall not have been terminated by the Bank in any respect;

         (e) the receipt by the Lender of a certificate of the chief financial officer of the Borrower dated the date the notice of borrowing is given stating that (i) all of the foregoing conditions to the making of the requested borrowing are satisfied, (ii) in the best judgment of such officer he does not foresee the occurrence of any Default or Event of Default, and
    (iii) in the best judgment of such officer the amount of the requested borrowing is not more than $500,000 in excess of the Borrower's projected requirements for cash to be used in the conduct of its business in the ordinary course over the 90 days following the date as of which the requested borrowing is to be made after giving effect to the projected availability of cash to the Borrower for the conduct of its business over such period under the Loan Agreement and from all other sources.

         SECTION 3.03. Obligation to Lend to Meet Certain Needs. The Lender agrees that provided there has been no acceleration of the loans under the Loan Agreement (x) if the Borrower's payables are not Current or (y) if the Borrower had a negative Cash Flow for the period in any fiscal year of the Borrower from the start of such fiscal year (or May 1, 1996 in the case of the fiscal year ending November 30, 1996) through the end of the most recent fiscal quarter of such fiscal year as shown on the most recent financial statements required to be delivered to the Bank under Section 5.5(a) or (c) of the Loan Agreement, then in each such instance, and notwithstanding the fact that the Lender may not have received the notice or certificate required under Section 3.02 or that any other condition under this Agreement may not have been met or complied with, the Lender shall forthwith make a Loan to the Borrower of an amount equal to the lesser of:

         (i) the greater of (A) the amount necessary for Borrower to bring its payables Current, or (B) if Borrower had a negative Cash Flow for the period from the start of any fiscal year (or May 1, 1996 in the case of the fiscal year ending November 30, 1996) through the end of the most recent fiscal quarter, an amount equal to the amount of Borrower's Cash Flow for such period (treated as a positive number) reduced, but not below zero, by an amount equal to the excess, if any, of (1) the aggregate principal amount of the Loans outstanding immediately prior to the making of the Loan then required to be made by this Section 3.03 over (2) the aggregate principal amount of the Loans outstanding as of the start of such fiscal year (or a zero principal amount outstanding in the case of the fiscal year ending November 30, 1996); provided, however, if the computation of (1) over (2) results in a zero or a negative number there will be no reduction and (B) shall be the amount equal to the amount of the Borrower's Cash Flow for such period (treated as a positive number); or

        (ii) the amount which when aggregated with the then outstanding principal amount of the Loans equals the Loan Commitment.


                           ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         SECTION 4.01.  Confirmation of Loan Agreement
Representations. The representations and warranties of the Borrower in the Loan Agreement are true and correct in all material respects.

         SECTION 4.02.  Corporate and Governmental
Authorization; No Contravention. (a) The execution, delivery and performance by the Borrower of this Agreement, the Note and the Collateral Documents are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower.

         SECTION 4.03. Binding Effect; Liens of Collateral Documents. (a) This Agreement constitutes a valid and binding agreement of the Borrower and the Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower in each case enforceable in accordance with their respective terms. The Collateral Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding agreements of the Borrower enforceable against the Borrower in accordance with their respective terms.


                            ARTICLE V
                            COVENANTS

         The Borrower agrees that, so long as the Loan
Commitment is in effect or any amount payable under the Note remains unpaid:

         SECTION 5.01. Information. The Borrower shall furnish to the Lender all financial statements and other information it is required to furnish to the Bank under Sections 5.5(a), (c) and (d) of the Loan Agreement and upon the request of the Lender, Borrower will furnish to it any other information furnished to the Bank pursuant to the Loan Agreement. All such financial statements and other information will be furnished to the Lender not later than the time such financial statements and information are furnished to the Bank and in no event later than the time for the furnishing of the same called for by the Loan Agreement.

         SECTION 5.02.  Distributions.  The Borrower will not
declare or pay any dividend on its capital stock or make any other distribution in respect of its capital stock or purchase or otherwise acquire any of its capital stock.


                           ARTICLE VI
                            DEFAULTS

         SECTION 6.01.  Events of Default.  (a) Subject to
Section 6.01(b), if one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (i) the Borrower shall fail to pay when due any principal of any Loan;

        (ii) the Borrower shall fail to pay when due or within five Business Days thereof any interest on any Loan;

       (iii) the Borrower shall fail to observe or perform any covenant or agreement contained herein or in the Collateral Documents (other than those covered by clauses (a) and (b) above) for 10 days after written notice thereof has been given to the Borrower by the Lender;

        (iv) an event or condition constituting an Event of Default or Unmatured Event of Default under any provision of Article 8 of the Loan Agreement
    (determined without regard to any waiver thereof or consent thereto from the Bank) other than Sections 8.11 and 8.12 of the Loan Agreement shall occur and be continuing;

         (v) the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

        (vi) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect;

       (vii) any of the Collateral Documents shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower;

then, and in every such event, the Lender may (i) by notice to the Borrower terminate the Loan Commitment and it shall thereupon terminate, and (ii) by notice to the Borrower declare the Note (together with accrued interest thereon) to be, and the Note shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (e) or
(f) above, without any notice to the Borrower or any other act by the Lender, the Loan Commitment shall thereupon terminate and the Note (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         (b)  Notwithstanding anything contained in Section
6.01(a), so long as any amount remains outstanding under the Loan Agreement, no Event of Default shall occur or be deemed to have occurred under this Agreement unless and until the Revolving Loan and the Term Loan or both such loans are accelerated or the Bank terminates the Loan Agreement.


                           ARTICLE VII
                          MISCELLANEOUS

         SECTION 7.01. Notices. All notices, requests and other communications to either party hereunder shall be in writing (including wire, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telex or facsimile number set forth on the signature page hereof, or such other address or telex or facsimile number as the party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number, if any, specified pursuant to this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified pursuant to this Section and receipt of such facsimile is confirmed, either orally or in writing, by the party receiving such transmission,
(iii) if given by certified mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified pursuant to this Section.

         SECTION 7.02. No Waivers. No failure or delay by the Lender in exercising any right, power or privilege under this Agreement or any agreement made pursuant hereto shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 7.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Lender, including fees and disbursements of counsel in connection with the preparation of this Agreement and all other agreements and instruments provided for herein, any waiver or consent under any thereof, or any amendment of any thereof or any Default or alleged Default and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Lender including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

              (b) The Borrower agrees to indemnify the Lender, its affiliates and its directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any other agreement or document provided for herein or the making of any Loans or the receipt or dealing with the collateral therefor or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 7.04.  Amendments and Waivers.  Any provision
of this Agreement or the Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Lender.

         SECTION 7.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Lender. Nothing herein, express or implied, is to confer upon any person other than (i) the parties hereto, and (ii) to the extent specifically provided in Section 7.03(b), the Indemnitees, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 7.06. No Offsets or Counterclaims. The due payment and performance of the Loans and all other obligations of the Borrower hereunder shall be made without regard to any counterclaim, right of offset or any other claim whatsoever which the Borrower may have against the Lender or any other holder of the Note (or any participation or other interest therein) and without regard to any other obligation of any nature whatsoever which the Lender or any such holder may have to the Borrower, and no such counterclaim (other than a compulsory counterclaim) or offset shall be asserted by the Borrower in any action, suit or proceeding instituted by the Lender or any such holder for any such payment or performance.

         SECTION 7.07. CERTAIN WAIVERS. THE BORROWER AND THE LENDER EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON, ARISING OUT OF, OR IN ANY MANNER CONNECTED WITH THIS AGREEMENT, ANY OTHER AGREEMENTS OR DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE BORROWER AND THE LENDER EACH AGREES THAT IT WILL NOT SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION OR PROCEDURE BASED ON, ARISING OUT OF, OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION HEREWITH OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES HERETO. NEITHER PARTY HERETO WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS
SECTION 7.07 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 7.07 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         SECTION 7.08.  Governing Law.  This Agreement and the
Note shall be construed in accordance with and governed by the law of the State of New Jersey.

         SECTION 7.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                               NEW JERSEY STEEL CORPORATION


                               By s/ Kenneth J. Leonard
                                 Name:  Kenneth J. Leonard
                                 Title: President


                               By s/ P. Roik
                                 Name:  Paul Roik
                                 Title: Vice President, Finance

                               North Crossman Road
                               Sayreville, NJ  08872
                               Facsimile No.:  (908) 721-0823
                               Attention:  Vice President,
                                  Finance


                               VON ROLL HOLDING AG


                               By s/ H. Georg Hahnloser
                                 Name:  H. Georg Hahnloser
                                 Title: Chief Operating Officer


                               By s/ R. Rathje
                                 Name:  Rainer Rathje
                                 Title: Vice Director-Treasury

                               CH-4563
                               Gerlafingen, Switzerland
                               Facsimile No.:  011-41-65-34-2208
                               Attention:  Chief Operating
                                  Officer

EXHIBIT A

               SUBORDINATED REVOLVING CREDIT NOTE

                                       Sayreville, New Jersey
                                       June    , 1996


         For value received, New Jersey Steel Corporation, a Delaware corporation (the "Borrower"), promises to pay to the order of Von Roll Holding AG (the "Lender"), the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the dates provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States at the place of payment provided for in the Credit Agreement.

         All Loans made by the Lender, and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement of this note, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is the Note referred to in the Credit Agreement dated as of June 6, 1996 between the Borrower and the Lender (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof. This note is secured by certain collateral as specified in the Security Agreement, the Mortgage and the Assignment of Leases.

         The indebtedness evidenced by this note constitutes Subordinated Indebtedness under the Subordination and Intercreditor Agreement dated as of June 6, 1996 among the Lender, the Borrower and Midlantic Bank, National Association, and payment of principal and interest on this note is subject to the provisions of said Agreement.

                                  NEW JERSEY STEEL CORPORATION


                                  By
                                    Name:
                                    Title:


                                  By
                                    Name:
                                    Title:


           SUBORDINATED REVOLVING CREDIT NOTE (Cont'd)


                 LOANS AND PAYMENTS OF PRINCIPAL



                                  Principal      Notation
Date          Loan Amount         Repaid         Made by

              $                   $